DRAFT
Discussion Materials March 16, 2009

Table of Contents I. Subordinated Debt Issuance – Strip Case w/o Growth Capex and Compression Services II. Subordinated Debt Issuance – Upside Case w/o Growth Capex and Compression Services III. Go Private Analysis Wachovia Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its subsidiaries. Debt and equity underwriting, trading, research and sales, loan syndications agent services, and corporate finance and M&A advisory services are offered by Wachovia Capital Markets, LLC, member NYSE, FINRA and SIPC. Mezzanine capital, private equity, municipal securities trading and sales, cash management, credit, international, leasing and risk management products and services are offered by various non-broker dealer subsidiaries of Wells Fargo & Company. Project Double Barrel, 3/16/09 2

Comparison of Selected Alternatives Implied 2009 2010 Pro Forma Implied Value of Units IRR to Harold Hamm EBITDA Multiple Distribution per Unit Strip Upside Harold Hamm Execution Alternative Capital ($MM) Strip Upside Strip Upside 10% 20% 10% 20% Strip Upside Risks Go Private - Unitholders may @ $ 9.50/$3.20 $102.5 8.4x 7.7x NA NA $9.50 $9.50 $9.50 $9.50 7.7% 21.9% not approve @ $ 7.00/$1.40 $77.4 7.3x 6.7x NA NA $7.00 $7.00 $7.00 $7.00 17.0% 34.8% @ $ 5.00/$1.00 $66.1 6.9x 6.3x NA NA $5.00 $5.00 $5.00 $5.00 21.5% 41.4% Renegotiate with $0.0 — $75.0 NA NA $1.80 $1.80 HLND: $18.00 $9.00 $18.00 $9.00 12.6% 19.0% - Banks’ own Banks / Sub-Notes HPGP: $2.48 $1.24 $2.48 $1.24 balance sheets with Warrants 1 remain constrained — Banks may restrict distributions Sale of Partnership $13.9 received 7.0x 6.5x NA NA NA NA NA NA NA NA — Many buyers are currently capital constrained Rights Offering at $88.0 — $110.0 6.5x 6.0x $0.50 $0.80 HLND: $4.97 $2.49 $7.96 $3.98 20.2% 34.5% - Requires $3.00 Per Unit HPGP: $0.35 $0.17 $0.84 $0.42 unitholder vote(s) — Simultaneous merger with HPGP adds complexity 1 Distributions subject to bank approval Project Double Barrel, 3/16/09 3

Subordinated Debt Issuance Strip Case w/o Growth Capex and Compression Services Project Double Barrel, 3/16/09 4

Subordinated Debt Issuance – Strip Case w/o Growth Capex and Compression Services

Commentary

- HLND issues subordinated debt of $75 million at 6/30/09.
  - 3% cash interest
  - 9% PIK interest
  - 2.8 million warrants allow for purchase of 2.8 million units for $1.75 per unit at 6/30/2013
    - Represents 30% of current unit outstanding
  - $5.0 million cash proceeds from warrants used to repay senior debt
- Credit facility covenants renegotiated with banks.
  - Pricing grid increased by 250 bps
  - Senior debt covenant raised to 5.5x
- MQD paid until warrants are exercised.
  - Distribution coverage dips below 1.0x in 2011 – 2013
- Excess cash flow used to pay down debt.

Projections – Subordinated Debt Issuance

	2009 Quarterly Projections				Annual Projections				
($ in millions, except per unit amounts)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2009	2010	2011	2012	2013
Commodity Prices (as of 2/20/09)[1]									
NYMEX Natural Gas	$4.87	$4.13	$4.46	$5.15	$4.65	$5.96	$6.63	$6.84	$6.95
NYMEX Crude Oil	$38.28	$43.91	$46.88	$49.10	$44.54	$53.77	$59.34	$62.76	$65.25
Conway Basket Average	$0.729	$0.684	$0.699	$0.719	$0.708	$0.744	$0.880	$0.931	$0.968
Mt. Belvieu Basket Average	$0.761	$0.696	$0.707	$0.724	$0.722	$0.758	$0.921	$0.974	$1.012
Financial Results[1]									
Base EBITDA	$9.0	$15.1	$9.5	$9.8	$43.4	$40.6	$34.9	$36.9	$38.5
Growth EBITDA	0.0	0.0	0.0	0.0	0.0	0.7	0.7	0.7	0.7
EBITDA	$9.0	$15.1	$9.5	$9.8	$43.4	$41.4	$35.6	$37.6	$39.2
Maintenance Capital Expenditures	(1.8)	(2.2)	(2.0)	(1.7)	(7.6)	(8.6)	(8.6)	(8.6)	(8.6)
Interest Expense[2]	(4.2)	(3.7)	(3.1)	(3.1)	(14.2)	(12.4)	(13.9)	(15.6)	(16.6)
Capital Lease Payments	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Subordinated Debt Cash Interest	0.0	0.0	(0.8)	(0.6)	(1.1)	(2.4)	(2.7)	(2.9)	(3.2)
Remaining Common Distributable Cash Flow	$3.0	$9.2	$3.7	$4.3	$20.2	$17.7	$10.2	$10.3	$10.6
Distribution Coverage	0.7x	2.1x	0.9x	1.0x	1.2x	1.0x	0.6x	0.6x	0.6x
Cash to be Distributed/Pay Debt	$4.3	$4.3	$4.3	$4.3	$17.2	$17.2	$17.2	$17.2	$16.4
Average Common Units Outstanding	6.3	7.3	7.3	7.3	7.1	9.3	9.3	9.3	10.8
Average Subordinated Units Outstanding	3.1	2.0	2.0	2.0	2.3	0.0	0.0	0.0	0.0
Distribution Per Common Unit	$0.45	$0.45	$0.45	$0.45	$1.80	$1.80	$1.80	$1.80	$1.53
Distribution Per Subordinated Unit	$0.45	$0.45	$0.45	$0.45	$1.80	$0.00	$0.00	$0.00	$0.00
Total Distributions to Common	$2.8	$3.3	$3.3	$3.3	$12.7	$16.8	$16.8	$16.8	$16.0
Total Distributions to Subordinated	1.4	0.9	0.9	0.9	4.1	0.0	0.0	0.0	0.0
Total Distributions to GP/IDRs	0.1	0.1	0.1	0.1	0.3	0.3	0.3	0.3	0.3
Total Distributions Paid	$4.3	$4.3	$4.3	$4.3	$17.2	$17.2	$17.2	$17.2	$16.4
Expansion Capital Expenditures	$6.8	$0.0	$0.0	$0.0	$6.8	$0.0	$0.0	$0.0	$0.0
Subordinated Debt Balance	$0.0	$75.0	$76.7	$78.4	$78.4	$85.7	$93.7	$102.4	$111.9
Credit Metrics									
Senior Debt Balance	$264.4	$184.5	$185.1	$185.0	$185.0	$184.5	$191.4	$198.3	$199.1
Total Debt	$264.4	$259.5	$261.7	$263.5	$263.5	$270.2	$285.1	$300.7	$311.1
Senior Debt/LTM EBITDA	4.41x	3.34x	4.01x	4.26x	4.26x	4.46x	5.37x	5.27x	5.08x
Covenant	4.75x	4.75x	5.50x	5.50x	5.50x	5.50x	5.50x	5.50x	5.50x
Leverage Cushion / (Excess Leverage)	$20.5	$77.5	$68.5	$53.6	$53.6	$43.1	$4.6	$8.6	$16.6
Total Debt / LTM EBITDA	4.41x	4.70x	5.68x	6.07x	6.07x	6.53x	8.00x	7.99x	7.93x
Covenant	6.50x	6.50x	6.50x	6.50x	6.50x	6.50x	7.75x	7.50x	7.25x
Leverage Cushion / (Excess Leverage)	$125.5	$99.0	$37.9	$18.6	$18.6	($1.2)	($8.9)	($18.6)	($26.8)
LTM EBITDA/LTM Interest Expense[3]	3.99x	3.53x	2.98x	3.06x	3.06x	3.35x	2.56x	2.41x	2.36x
Covenant	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x
Coverage Cushion / (Coverage Shortage)	$4.2	$2.0	($0.1)	$0.2	$0.8	$4.3	($6.2)	($9.2)	($10.7)

[1] Based on HLND's management guidance
[2] Interest expense based on LIBOR curve as of 2/20/09 from Wachovia Global Rates
[3] Interest expense excludes interest associated with subordinated debt

WACHOVIA SECURITIES

Project Double Barrel, 3/16/09 ■ 5

Investment Return – Subordinated Debt Issuance Investment Return – Strip Case w/o Growth Capex and Compression Services ($ in millions, except per unit amounts) 6/30/09 3Q 2009 4Q 2009 2010 2011 2012 2013 Retirement Subordinated Debt Investment ($75.0) Cash Interest 1 $0.6 $0.6 $2.4 $2.7 $2.9 $3.2 PIK Interest 2 $1.7 $1.7 $7.3 $8.0 $8.7 $9.5 Principal Balance $111.9 Units from Warrant Execution 2.8 Implied Exit Price per Unit 3 $1.79 Warrant Price ($1.75) Implied Incremental Value per Unit $0.04 Incremental Value from Warrants $0.1 Cash Flow ($75.0) $0.6 $0.6 $2.4 $2.7 $2.9 $3.2 $112.1 Return on Subordinated Debt 12.6% 1 Calculated based on annual 3% simple interest 2 Calculated based on annual 9% simple interest 3 Based on 8.5x Trailing EBITDA Exit Multiple at 12/31/2013 Project Double Barrel, 3/16/09 6

Exit Multiple Analysis – Strip Case w/o Growth Capex and Compression Services HLND Exit Analysis – 2/20/09 Strip Case w/o Growth Capex and Compression Services ($ in millions) Exit Analysis at December 31, 2013 2013 EBITDA $39.2 $39.2 $39.2 $39.2 $39.2 $39.2 $39.2 Exit Multiple 7.0x 7.5x 8.0x 8.5x 9.0x 9.5x 10.0x TEV $274.5 $294.1 $313.7 $333.3 $352.9 $372.5 $392.1 Senior Debt 1 (199.1) (199.1) (199.1) (199.1) (199.1) (199.1) (199.1) Subordinated Debt (111.9) (111.9) (111.9) (111.9) (111.9) (111.9) (111.9) Equity Value ($36.6) ($17.0) $2.6 $22.3 $41.9 $61.5 $81.1 2% GP Ownership Interest 0.7 0.3 (0.1) (0.4) (0.8) (1.2) (1.6) Net Equity Value to LP Unitholders ($35.8) ($16.6) $2.6 $21.8 $41.0 $60.2 $79.5 6/30/09 Units Outstanding 9.3 9.3 9.3 9.3 9.3 9.3 9.3 Incremental Units from Warrants 2.8 2.8 2.8 2.8 2.8 2.8 2.8 Pro Forma Units Outstanding 1 12.2 12.2 12.2 12.2 12.2 12.2 12.2 Implied Price per HLND Unit NM NM $0.21 $1.79 $3.38 $4.96 $6.54 Pro Forma 4Q 2013 Distribution 1 $0.18 $0.18 $0.18 $0.18 $0.18 $0.18 $0.18 Pro Forma Annualized 4Q 2013 Distribution 1 $0.71 $0.71 $0.71 $0.71 $0.71 $0.71 $0.71 Implied Yield NM NM 331.0% 39.4% 20.9% 14.3% 10.8% 1 Includes effect of exercise of warrants at $1.75 per unit HPGP Exit Analysis – 2/20/09 Strip Case w/o Growth Capex and Compression Services ($ in millions) Exit Analysis at December 31, 2013 HLND LP Units Owned by HPGP 5.4 5.4 5.4 5.4 5.4 5.4 5.4 Exit Multiple 7.0x 7.5x 8.0x 8.5x 9.0x 9.5x 10.0x Implied Price per HLND Unit NM NM $0.21 $1.79 $3.38 $4.96 $6.54 Value of HLND Units NM NM $1.1 $9.7 $18.2 $26.7 $35.2 2% GP Ownership Interest NM NM $0.1 $0.4 $0.8 $1.2 $1.6 IDR Cash Flow 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Yield on IDR Cash Flow 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Net Equity Value to LP Unitholders $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 Total Asset Value NM NM $1.2 $10.1 $19.0 $27.9 $36.8 HPGP Debt (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) Equity Value of HPGP NM NM $0.4 $9.3 $18.2 $27.1 $36.0 HPGP Units Outstanding 21.6 21.6 21.6 21.6 21.6 21.6 21.6 Implied Price per HPGP Unit NM NM $0.02 $0.43 $0.84 $1.25 $1.67 Pro Forma 4Q 2013 Distribution 1 $0.03 $0.03 $0.03 $0.03 $0.03 $0.03 $0.03 Pro Forma Annualized 4Q 2013 Distribution 1 $0.13 $0.13 $0.13 $0.13 $0.13 $0.13 $0.13 Implied Yield NM NM 703.3% 30.4% 15.5% 10.4% 7.8% 1 Includes effect of exercise of warrants at $1.75 per unit Project Double Barrel, 3/16/09 7

HLND and HPGP DCF Analysis – Strip Case w/o Growth Capex and Compression Services HLND Common Unit DCF – 2/20/09 Strip Case w/o Growth Capex and Compression Services PV Annual Projections Exit 12/31/2008 2009 2010 2011 2012 2013 12/31/2013 Distribution Per Common Unit $1.80 $1.80 $1.80 $1.80 $1.53 Implied Future Unit Price 1 $1.79 Discounted Cash Flow 2 $6.50 $1.64 $1.37 $1.14 $0.95 $0.67 $0.72 1 Based on an 8.5x Trailing EBITDA Exit Multiple in 2013 2 Based on a 20.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/EBITDA Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 7.0x 7.5x 8.0x 8.5x 9.0x Multiple 7.0x 7.5x 8.0x 8.5x 9.0x Rate 10.0% NA NA $7.11 $8.09 $9.07 Rate 10.0% NA NA 7.2x 7.4x 7.6x 15.0% NA NA $6.43 $7.22 $8.00 15.0% NA NA 7.0x 7.2x 7.4x Discount 20.0% NA NA $5.86 $6.50 $7.13 Discount 20.0% NA NA 6.9x 7.1x 7.2x 25.0% NA NA $5.38 $5.90 $6.42 25.0% NA NA 6.8x 6.9x 7.0x 30.0% NA NA $4.97 $5.40 $5.82 30.0% NA NA 6.7x 6.8x 6.9x HPGP Common Unit DCF – 2/20/09 Strip Case w/o Growth Capex and Compression Services PV Annual Projections Exit 12/31/2008 2009 2010 2011 2012 2013 12/31/2013 Distribution Per Common Unit $0.41 $0.41 $0.41 $0.41 $0.34 Implied Future Unit Price 1 $0.43 Discounted Cash Flow 2 $1.49 $0.38 $0.31 $0.26 $0.22 $0.15 $0.17 1 Based on an 8.5x Trailing EBITDA Exit Multiple in 2013 2 Based on a 20.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/EBITDA Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 7.0x 7.5x 8.0x 8.5x 9.0x Multiple 7.0x 7.5x 8.0x 8.5x 9.0x Rate 10.0% NA NA $1.60 $1.86 $2.11 Rate 10.0% NA NA 3.5x 4.1x 4.6x 15.0% NA NA $1.45 $1.65 $1.86 15.0% NA NA 3.2x 3.6x 4.1x Discount 20.0% NA NA $1.32 $1.49 $1.65 Discount 20.0% NA NA 2.9x 3.3x 3.6x 25.0% NA NA $1.22 $1.35 $1.49 25.0% NA NA 2.7x 3.0x 3.3x 30.0% NA NA $1.13 $1.24 $1.35 30.0% NA NA 2.5x 2.7x 3.0x Project Double Barrel, 3/16/09 8

HLND and HPGP Yield Based Unit DCF Analysis – Subordinated Debt Issuance HLND Common Unit DCF – 2/20/09 Strip Case w/o Growth Capex and Compression Services PV Annual Projections Exit 12/31/2008 2009 2010 2011 2012 2013 12/31/2013 Distribution Per Common Unit $1.80 $1.80 $1.80 $1.80 $1.53 4Q 2013 Annualized Distribution $0.71 Assumed Yield 25.0% Implied Future Unit Price $2.83 Discounted Cash Flow 1 $6.91 $1.64 $1.37 $1.14 $0.95 $0.67 $1.14 1 Based on a 20.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/EBITDA Sensitivity – Strip Case 2013 Exit 2013 Exit Yield 20.0% 22.5% 25.0% 27.5% 30.0% Yield 20.0% 22.5% 25.0% 27.5% 30.0% Rate 10.0% $9.17 $8.93 $8.73 $8.57 $8.44 Rate 10.0% 7.6x 7.6x 7.5x 7.5x 7.5x 15.0% $8.08 $7.89 $7.73 $7.60 $7.50 15.0% 7.4x 7.4x 7.3x 7.3x 7.3x Discount 20.0% $7.20 $7.04 $6.91 $6.81 $6.72 Discount 20.0% 7.2x 7.2x 7.1x 7.1x 7.1x 25.0% $6.47 $6.34 $6.24 $6.15 $6.08 25.0% 7.0x 7.0x 7.0x 7.0x 7.0x 30.0% $5.87 $5.76 $5.68 $5.61 $5.55 30.0% 6.9x 6.9x 6.9x 6.9x 6.9x HPGP Common Unit DCF – 2/20/09 Strip Case w/o Growth Capex and Compression Services PV Annual Projections Exit 12/31/2008 2009 2010 2011 2012 2013 12/31/2013 Distribution Per Common Unit $0.41 $0.41 $0.41 $0.41 $0.34 4Q 2013 Annualized Distribution $0.13 Assumed Yield 25.0% Implied Future Unit Price $0.52 Discounted Cash Flow 1 $1.53 $0.38 $0.31 $0.26 $0.22 $0.15 $0.21 1 Based on a 20.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/EBITDA Sensitivity – Strip Case 2013 Exit 2013 Exit Yield 20.0% 22.5% 25.0% 27.5% 30.0% Yield 20.0% 22.5% 25.0% 27.5% 30.0% Rate 10.0% $1.99 $1.95 $1.91 $1.88 $1.86 Rate 10.0% 4.4x 4.3x 4.2x 4.1x 4.1x 15.0% $1.77 $1.73 $1.70 $1.68 $1.66 15.0% 3.9x 3.8x 3.7x 3.7x 3.6x Discount 20.0% $1.58 $1.55 $1.53 $1.51 $1.49 Discount 20.0% 3.5x 3.4x 3.4x 3.3x 3.3x 25.0% $1.42 $1.40 $1.38 $1.37 $1.35 25.0% 3.1x 3.1x 3.0x 3.0x 3.0x 30.0% $1.30 $1.28 $1.26 $1.25 $1.24 30.0% 2.9x 2.8x 2.8x 2.8x 2.7x Project Double Barrel, 3/16/09 9

Subordinated Debt Issuance Upside Case w/o Growth Capex and Compression Services Project Double Barrel, 3/16/09 10

Subordinated Debt Issuance – Upside Case w/o Growth Capex and Compression Services

Commentary

- HLND issues subordinated debt of $75 million at 6/30/09.
  - 3% cash interest
  - 9% PIK interest
  - 2.8 million warrants allow for purchase of 2.8 million units for $1.75 per unit at 6/30/2013
    - Represents 30% of current unit outstanding
  - $5.0 million cash proceeds from warrants used to repay senior debt
- Credit facility covenants renegotiated with banks.
  - Pricing grid increased by 250 bps
  - Senior debt covenant raised to 5.5x
- MQD paid until warrants are exercised.
- Excess cash flow used to pay down debt.

Projections – Subordinated Debt Issuance

	2009 Quarterly Projections				Annual Projections				
($ in millions, except per unit amounts)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2009	2010	2011	2012	2013
Commodity Prices (as of 2/20/09)[1]									
NYMEX Natural Gas	$4.87	$4.13	$5.20	$5.80	$5.00	$6.50	$7.00	$7.50	$7.50
NYMEX Crude Oil	$38.28	$43.91	$52.00	$58.00	$48.05	$65.00	$70.00	$75.00	$75.00
Conway Basket Average	$0.729	$0.684	$0.771	$0.860	$0.761	$0.964	$1.038	$1.113	$1.113
Mt. Belvieu Basket Average	$0.761	$0.696	$0.807	$0.900	$0.791	$1.008	$1.086	$1.164	$1.164
Financial Results[1]									
Base EBITDA	$9.0	$15.1	$10.7	$12.2	$47.0	$56.0	$46.2	$49.9	$48.8
Growth EBITDA	0.0	0.0	0.0	0.0	0.0	0.7	0.7	0.7	0.7
EBITDA	$9.0	$15.1	$10.7	$12.2	$47.0	$56.7	$46.9	$50.6	$49.5
Maintenance Capital Expenditures	(1.6)	(2.2)	(2.0)	(1.7)	(7.6)	(8.6)	(8.6)	(8.6)	(8.6)
Interest Expense[2]	(4.2)	(3.7)	(3.1)	(3.1)	(14.1)	(11.0)	(11.7)	(11.9)	(11.4)
Capital Lease Payments	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Subordinated Debt Cash Interest	0.0	0.0	(0.8)	(0.8)	(1.1)	(2.4)	(2.7)	(2.9)	(3.2)
Remaining Common Distributable Cash Flow	$3.0	$9.2	$4.9	$6.8	$23.9	$34.4	$23.7	$27.0	$26.1
Distribution Coverage	0.7x	2.1x	1.2x	1.6x	1.4x	2.0x	1.4x	1.6x	1.3x
Cash to be Distributed/Pay Debt	$4.3	$4.3	$4.3	$4.3	$17.2	$17.2	$17.2	$17.2	$19.7
Average Common Units Outstanding	6.3	7.3	7.3	7.3	7.1	9.3	9.3	9.3	10.8
Average Subordinated Units Outstanding	3.1	2.0	2.0	2.0	2.3	0.0	0.0	0.0	0.0
Distribution Per Common Unit	$0.45	$0.45	$0.45	$0.45	$1.80	$1.80	$1.80	$1.80	$1.79
Distribution Per Subordinated Unit	$0.45	$0.45	$0.45	$0.45	$1.80	$0.00	$0.00	$0.00	$0.00
Total Distributions to Common	$2.8	$3.3	$3.3	$3.3	$12.7	$16.8	$16.8	$16.8	$19.3
Total Distributions to Subordinated	1.4	0.9	0.9	0.9	4.1	0.0	0.0	0.0	0.0
Total Distributions to GP/IDRs	0.1	0.1	0.1	0.1	0.3	0.3	0.3	0.3	0.4
Total Distributions Paid	$4.3	$4.3	$4.3	$4.3	$17.2	$17.2	$17.2	$17.2	$19.7
Expansion Capital Expenditures	$6.6	$0.0	$0.0	$0.0	$6.6	$0.0	$0.0	$0.0	$0.0
Subordinated Debt Balance	$0.0	$75.0	$76.7	$78.4	$78.4	$85.7	$93.7	$102.4	$111.9
Credit Metrics									
Senior Debt Balance	$264.4	$184.5	$183.8	$181.3	$181.3	$164.1	$157.5	$147.8	$136.3
Total Debt	$264.4	$259.5	$260.5	$259.8	$259.8	$249.8	$251.2	$250.2	$248.3
Senior Debt/LTM EBITDA	4.41x	3.34x	3.89x	3.86x	3.86x	2.89x	3.36x	2.92x	2.75x
Covenant	4.75x	4.75x	5.50x	5.50x	5.50x	5.50x	5.50x	5.50x	5.50x
Leverage Cushion / (Excess Leverage)	$20.5	$77.5	$76.3	$77.4	$77.4	$147.8	$100.6	$130.6	$136.2
Total Debt / LTM EBITDA	4.41x	4.70x	5.51x	5.52x	5.52x	4.41x	5.35x	4.94x	5.01x
Covenant	6.50x	6.50x	6.50x	6.50x	6.50x	6.50x	7.75x	7.50x	7.25x
Leverage Cushion / (Excess Leverage)	$125.5	$99.0	$47.0	$46.0	$46.0	$118.8	$112.6	$129.4	$110.9
LTM EBITDA/LTM Interest Expense[3]	3.99x	3.53x	3.06x	3.33x	3.33x	5.15x	4.01x	4.25x	4.33x
Covenant	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x
Coverage Cushion / (Coverage Shortage)	$4.2	$2.0	$0.2	$1.0	$4.6	$23.7	$11.8	$14.9	$15.3

[1] Based on HLND's management guidance

[2] Interest expense based on LIBOR curve as of 2/20/09 from Wachovia Global Rates

[3] Interest expense excludes interest associated with subordinated debt

Wachovia Securities

Project Double Barrel, 3/16/09 ■ 11

Investment Return – Subordinated Debt Issuance Investment Return – Upside Case w/o Growth Capex and Compression Services ($ in millions, except per unit amounts) 6/30/09 3Q 2009 4Q 2009 2010 2011 2012 2013 Retirement Subordinated Debt Investment ($75.0) Cash Interest 1 $0.6 $0.6 $2.4 $2.7 $2.9 $3.2 PIK Interest 2 $1.7 $1.7 $7.3 $8.0 $8.7 $9.5 Principal Balance $111.9 Units from Warrant Execution 2.8 Implied Exit Price per Unit 3 $13.93 Warrant Price ($1.75) Implied Incremental Value per Unit $12.18 Incremental Value from Warrants $34.2 Cash Flow ($75.0) $0.6 $0.6 $2.4 $2.7 $2.9 $3.2 $146.1 Return on Subordinated Debt 19.0% 1 Calculated based on annual 3% simple interest 2 Calculated based on annual 9% simple interest 3 Based on 8.5x Trailing EBITDA Exit Multiple at 12/31/2013 Project Double Barrel, 3/16/09 12

Exit Multiple Analysis – Upside Case w/o Growth Capex and Compression Services HLND Exit Analysis – 2/20/09 Upside Case w/o Growth Capex and Compression Services ($ in millions) Exit Analysis at December 31, 2013 2013 EBITDA $49.5 $49.5 $49.5 $49.5 $49.5 $49.5 $49.5 Exit Multiple 7.0x 7.5x 8.0x 8.5x 9.0x 9.5x 10.0x TEV $346.8 $371.5 $396.3 $421.1 $445.8 $470.6 $495.4 Senior Debt 1 (136.3) (136.3) (136.3) (136.3) (136.3) (136.3) (136.3) Subordinated Debt (111.9) (111.9) (111.9) (111.9) (111.9) (111.9) (111.9) Equity Value $98.5 $123.3 $148.1 $172.8 $197.6 $222.4 $247.1 2% GP Ownership Interest (2.0) (2.5) (3.0) (3.5) (4.0) (4.4) (4.9) Net Equity Value to LP Unitholders $96.5 $120.8 $145.1 $169.4 $193.6 $217.9 $242.2 6/30/09 Units Outstanding 9.3 9.3 9.3 9.3 9.3 9.3 9.3 Incremental Units from Warrants 2.8 2.8 2.8 2.8 2.8 2.8 2.8 Pro Forma Units Outstanding 1 12.2 12.2 12.2 12.2 12.2 12.2 12.2 Implied Price per HLND Unit $7.94 $9.94 $11.94 $13.93 $15.93 $17.93 $19.93 Pro Forma 4Q 2013 Distribution 1 $0.44 $0.44 $0.44 $0.44 $0.44 $0.44 $0.44 Pro Forma Annualized 4Q 2013 Distribution 1 $1.77 $1.77 $1.77 $1.77 $1.77 $1.77 $1.77 Implied Yield 22.3% 17.8% 14.8% 12.7% 11.1% 9.9% 8.9% 1 Includes effect of exercise of warrants at $1.75 per unit HPGP Exit Analysis – 2/20/09 Upside Case w/o Growth Capex and Compression Services ($ in millions) Exit Analysis at December 31, 2013 HLND LP Units Owned by HPGP 5.4 5.4 5.4 5.4 5.4 5.4 5.4 Exit Multiple 7.0x 7.5x 8.0x 8.5x 9.0x 9.5x 10.0x Implied Price per HLND Unit $7.94 $9.94 $11.94 $13.93 $15.93 $17.93 $19.93 Value of HLND Units $42.7 $53.5 $64.2 $75.0 $85.7 $96.5 $107.2 2% GP Ownership Interest $2.0 $2.5 $3.0 $3.5 $4.0 $4.4 $4.9 IDR Cash Flow 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Yield on IDR Cash Flow 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Net Equity Value to LP Unitholders $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 Total Asset Value $44.7 $56.0 $67.2 $78.4 $89.7 $100.9 $112.2 HPGP Debt (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) Equity Value of HPGP $43.9 $55.2 $66.4 $77.6 $88.9 $100.1 $111.4 HPGP Units Outstanding 21.6 21.6 21.6 21.6 21.6 21.6 21.6 Implied Price per HPGP Unit $2.03 $2.55 $3.07 $3.59 $4.11 $4.63 $5.15 Pro Forma 4Q 2013 Distribution 1 $0.10 $0.10 $0.10 $0.10 $0.10 $0.10 $0.10 Pro Forma Annualized 4Q 2013 Distribution 1 $0.41 $0.41 $0.41 $0.41 $0.41 $0.41 $0.41 Implied Yield 20.1% 16.0% 13.3% 11.4% 9.9% 8.8% 7.9% 1 Includes effect of exercise of warrants at $1.75 per unit Project Double Barrel, 3/16/09 13

HLND and HPGP Multiple Analysis – Upside Case w/o Growth Capex and Compression Services HLND Common Unit DCF – 2/20/09 Upside Case w/o Growth Capex PV Annual Projections Exit 12/31/2008 2009 2010 2011 2012 2013 12/31/2013 Distribution Per Common Unit $1.80 $1.80 $1.80 $1.80 $1.79 Implied Future Unit Price 1 $13.93 Discounted Cash Flow 2 $11.49 $1.64 $1.37 $1.14 $0.95 $0.79 $5.60 1 Based on an 8.5x Trailing EBITDA Exit Multiple in 2013 2 Based on a 20.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/EBITDA Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 7.0x 7.5x 8.0x 8.5x 9.0x Multiple 7.0x 7.5x 8.0x 8.5x 9.0x Rate 10.0% $12.08 $13.32 $14.56 $15.80 $17.04 Rate 10.0% 7.6x 7.9x 8.1x 8.4x 8.6x 15.0% $10.42 $11.41 $12.40 $13.39 $14.39 15.0% 7.3x 7.5x 7.7x 7.9x 8.1x Discount 20.0% $9.09 $9.89 $10.69 $11.49 $12.30 Discount 20.0% 7.0x 7.2x 7.3x 7.5x 7.7x 25.0% $8.01 $8.67 $9.32 $9.98 $10.63 25.0% 6.8x 6.9x 7.1x 7.2x 7.3x 30.0% $7.14 $7.67 $8.21 $8.75 $9.29 30.0% 6.6x 6.7x 6.8x 7.0x 7.1x HPGP Common Unit DCF – 2/20/09 Upside Case w/o Growth Capex PV Annual Projections Exit 12/31/2008 2009 2010 2011 2012 2013 12/31/2013 Distribution Per Common Unit $0.41 $0.41 $0.41 $0.41 $0.41 Implied Future Unit Price 1 $3.59 Discounted Cash Flow 2 $2.79 $0.38 $0.31 $0.26 $0.22 $0.18 $1.44 1 Based on an 8.5x Trailing EBITDA Exit Multiple in 2013 2 Based on a 20.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/EBITDA Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 7.0x 7.5x 8.0x 8.5x 9.0x Multiple 7.0x 7.5x 8.0x 8.5x 9.0x Rate 10.0% $2.90 $3.22 $3.54 $3.87 $4.19 Rate 10.0% 6.3 7.0 7.7x 8.4x 9.1x 15.0% $2.49 $2.75 $3.01 $3.26 $3.52 15.0% 5.4 6.0 6.5x 7.1x 7.7x Discount 20.0% $2.16 $2.37 $2.58 $2.79 $3.00 Discount 20.0% 4.7 5.2 5.6x 6.1x 6.5x 25.0% $1.90 $2.07 $2.24 $2.41 $2.58 25.0% 4.2 4.5 4.9x 5.3x 5.6x 30.0% $1.69 $1.83 $1.97 $2.11 $2.25 30.0% 3.7 4.0 4.3x 4.6x 4.9x Project Double Barrel, 3/16/09 14

Yield Based Unit DCF Analysis – Subordinated Debt Issuance HLND Common Unit DCF – 2/20/09 Upside Case w/o Growth Capex PV Annual Projections Exit 12/31/2008 2009 2010 2011 2012 2013 12/31/2013 Distribution Per Common Unit $1.80 $1.80 $1.80 $1.80 $1.79 4Q 2013 Annualized Distribution $1.77 Assumed Yield 25.0% Implied Future Unit Price $7.09 Discounted Cash Flow 1 $8.74 $1.64 $1.37 $1.14 $0.95 $0.79 $2.85 1 Based on a 20.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/EBITDA Sensitivity – Upside Case 2013 Exit 2013 Exit Yield 20.0% 22.5% 25.0% 27.5% 30.0% Yield 20.0% 22.5% 25.0% 27.5% 30.0% Rate 10.0% $12.65 $12.04 $11.55 $11.15 $10.82 Rate 10.0% 7.7x 7.6x 7.5x 7.4x 7.4x 15.0% $10.87 $10.38 $9.99 $9.67 $9.40 15.0% 7.4x 7.3x 7.2x 7.1x 7.1x Discount 20.0% $9.45 $9.06 $8.74 $8.48 $8.27 Discount 20.0% 7.1x 7.0x 7.0x 6.9x 6.9x 25.0% $8.31 $7.99 $7.73 $7.52 $7.34 25.0% 6.9x 6.8x 6.8x 6.7x 6.7x 30.0% $7.38 $7.12 $6.91 $6.73 $6.59 30.0% 6.7x 6.6x 6.6x 6.6x 6.5x HPGP Common Unit DCF – 2/20/09 Upside Case w/o Growth Capex PV Annual Projections Exit 12/31/2008 2009 2010 2011 2012 2013 12/31/2013 Distribution Per Common Unit $0.41 $0.41 $0.41 $0.41 $0.41 4Q 2013 Annualized Distribution $0.41 Assumed Yield 25.0% Implied Future Unit Price $1.63 Discounted Cash Flow 1 $2.00 $0.38 $0.31 $0.26 $0.22 $0.18 $0.66 1 Based on a 20.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/EBITDA Sensitivity – Upside Case 2013 Exit 2013 Exit Yield 20.0% 22.5% 25.0% 27.5% 30.0% Yield 20.0% 22.5% 25.0% 27.5% 30.0% Rate 10.0% $2.90 $2.76 $2.65 $2.56 $2.48 Rate 10.0% 6.3x 6.0x 5.8x 5.6x 5.4x 15.0% $2.49 $2.38 $2.29 $2.22 $2.15 15.0% 5.4x 5.2x 5.0x 4.8x 4.7x Discount 20.0% $2.17 $2.08 $2.00 $1.94 $1.89 Discount 20.0% 4.7x 4.5x 4.4x 4.3x 4.1x 25.0% $1.90 $1.83 $1.77 $1.72 $1.68 25.0% 4.2x 4.0x 3.9x 3.8x 3.7x 30.0% $1.69 $1.63 $1.58 $1.54 $1.51 30.0% 3.7x 3.6x 3.5x 3.4x 3.3x Project Double Barrel, 3/16/09 15

Go Private Analysis Project Double Barrel, 3/16/09 16

Go Private Assumptions

General Assumptions

- 4.0 million of HLND and 8.4 million units of HPGP are purchased for total consideration of \$39.6 million.
  - \$7.00 per HLND unit (7.3% discount to 3/13/09 close)
  - \$1.40 per HPGP unit (41.9% discount to 3/13/09 close)
  - 7.3x 2009E EBITDA based on management guidance
- \$1.0 million in savings from elimination of public company costs.
- Free cash flow used to repay revolver.
  - Dividends allowed to the extent that the debt balance will not exceed 4.0x EBITDA in the current year or future years
- Acquisition financed with revolver and cash from equity investor(s).
  - Target leverage at close of 5.0x 2009E EBITDA
  - Credit facility renegotiated and amended
    - Interest expense based on revised pricing grid
    - Assumed 250 bps increase to current grid
- \$37.8 million in additional equity to comply with revised debt covenants.
  - Senior leverage allowed up to 5.0x Debt / EBITDA
- Total cash outlay of \$77.4 million.
- Commodity prices as of 2/20/09.
- LIBOR curve as of 2/20/09 from Wachovia Global Rates.

Purchase Price Analysis

(\$ in millions, except per unit amounts)	HLND			HPGP		
Current Units	Units	% of Total	\$ Value (MM)	Units	% of Total	% Mkt Value
Harold Hamm	0	0.0%	\$0.0	13,138,052	60.8%	\$31.7
HPGP Ownership	5,381,471	57.6%	40.6	0	0.0%	0.0
Purchased Units						
Other Insiders	58,748	0.6%	\$0.4	310,431	1.4%	\$0.7
Total Insiders	5,440,219	58.2%	41.1	13,448,483	62.2%	32.4
Institutional Ownership	2,529,290	27.1%	19.1	6,016,139	27.8%	14.5
Public Ownership	1,372,826	14.7%	10.4	2,142,878	9.9%	5.2
Total Purchased	3,960,864	42.4%	\$29.9	8,469,448	39.2%	\$20.4
Total Outstanding	9,342,335	100.0%	\$70.5	21,607,500	100.0%	\$52.1
Current Unit Price			\$7.55			\$2.41
Current Market Value of Purchased Units			\$29.9			\$20.4
Total Market Capitalization			\$70.5			\$52.1
3/13/09 Unit Price			\$7.55			\$2.41
% Premium			(7.3%)			(41.9%)
Purchase Price per Unit			\$7.00			\$1.40
30-day VWAP[1] (as of 3/13/09)			\$8.07			\$2.56
Offer Premium to 30-day VWAP			(13.3%)			(45.3%)
Cash Consideration Offered			\$27.7			\$11.9
Implied Equity Value			\$65.4			\$30.3
Less: Value of HLND Units Owned by HPGP			NA			(37.7)
Net Debt Outstanding[2]			256.5			0.3
Implied Enterprise Value			\$321.9			(\$7.1)
2008 EBITDA[2]			\$67.0			
2009E EBITDA[3]			\$43.4			
2010E EBITDA[3]			\$41.4			
Implied Multiple of 2008 EBITDA			4.8x			
Implied Multiple of 2009E EBITDA			7.4x			
Implied Multiple of 2010E EBITDA			7.8x			
Total Purchase Price						\$39.6
Total Implied Equity Value						\$58.0
Total Net Debt						256.8
Total Implied Enterprise Value						\$314.7
Implied Multiple of LTM EBITDA						4.6x
Implied Multiple of 2008 EBITDA						4.7x
Implied Multiple of 2009E EBITDA						7.3x
Implied Multiple of 2010E EBITDA						7.6x

[1] Based on Bloomberg
[2] Based on management guidance as of 12/31/08
[3] Based on management guidance

WACHOVIA SECURITIES

Project Double Barrel, 3/16/09 ■ 17

Midstream MLP Comparable Company Analysis

Partnership	Closing Price on 3/13/2009	Implied Market Value of Equity (1)	Implied Firm Value (2)	Current Dist. per Unit	Current Yield	Distributable Cash Flow (3) / Total Distributions 2009E	2010E	Implied Firm Value / EBITDA (4) 2009E	2010E	Net Debt / EBITDA (4) 2009E
Gathering and Processing										
Atlas Pipeline Partners, L.P.	$4.07	$190.9	$1,725.6	$1.52	37.3%	1.7x	2.1x	8.2x	6.9x	7.2x
Copano Energy, L.L.C. (5)	12.55	724.3	1,591.0	2.30	18.3%	0.7x	1.4x	8.9x	7.1x	4.8x
Crosstex Energy, L.P. (6)	2.00	99.6	1,398.0	0.00	NA	NM	NM	7.3x	6.7x	6.8x
DCP Midstream Partners, LP (7)	12.01	386.1	969.3	2.40	20.0%	0.9x	1.4x	8.7x	7.1x	4.9x
Eagle Rock Energy Partners, L.P. (8)	4.95	390.4	1,171.9	1.64	33.1%	1.1x	0.9x	5.6x	5.4x	3.7x
MarkWest Energy Partners, L.P.	11.28	641.9	1,826.6	2.56	22.7%	1.1x	1.4x	7.0x	6.2x	4.5x
Martin Midstream Partners L.P.	16.84	249.8	536.8	3.00	17.8%	1.3x	1.4x	6.6x	6.6x	3.5x
Quicksilver Gas Services LP	12.89	313.4	541.6	1.48	11.5%	1.4x	1.3x	8.0x	6.9x	3.4x
Regency Energy Partners LP	10.64	881.6	2,020.4	1.78	16.7%	1.1x	1.5x	8.5x	6.8x	4.7x
Targa Resources Partners LP	8.76	413.1	1,028.2	2.07	23.6%	1.1x	1.5x	5.6x	5.1x	3.3x
Western Gas Partners, LP (9)	13.78	782.2	923.9	1.20	8.7%	1.4x	1.5x	8.4x	6.9x	1.3x
Williams Partners L.P.	10.45	562.8	1,453.9	2.54	24.3%	0.8x	1.4x	6.1x	5.1x	3.7x
			Mean		21.3%	1.1x	1.4x	7.4x	6.4x	4.3x
			Median		20.0%	1.1x	1.4x	7.6x	6.8x	4.1x
Hiland Partners, LP	**$7.55**	**$72.0**	**$328.0**	**$1.80**	**23.8%**	**1.1x**	**2.0x**	**6.2x**	**5.1x**	**4.8x**

(1) Implied Market Value of Equity equals common, subordinated and implied (or fixed) G.P. units, multiplied by the market price of common units
(2) Implied Firm Value excludes the value of the general partner's IDRs
(3) Distributable Cash Flow (DCF) is defined as net income plus depreciation & amortization (and other non-cash items) less maintenance CapEx
(4) First Call consensus estimates
(5) Pro forma for the October 2008 $110 million acquisition of McMullen Latteral natural gas pipeline
(6) Pro forma for the November 2008 $85 million divestiture of its interest in the Seminole gas processing plant to Hess and the $20 million divestiture of another nonstrategic asset
(7) Proforma the February 2009 acquisition of 25.1% interest in DCP East Texas Holdings, LLC from DCP Midstream LLC in exchange of Class D units.
(8) Pro forma for the $235.5 million October 2008 acquisition of Millennium Midstream Partners, L.P.
(9) Pro forma for the December 2008 acquisition of midstream assets from Anadarko for $210 million

WACHOVIA SECURITIES

Project Double Barrel, 3/16/09 ■ 18

GP MLP Comparable Company Analysis

Public GP Name	3/13/2009 Unit/Stock Price GP	3/13/2009 Unit/Stock Price MLP	Equity Market Capitalization GP	Equity Market Capitalization MLP	Current Distribution/ Dividend GP	Current Distribution/ Dividend MLP	Current Yield GP	Current Yield MLP	Current Cash Flow to GP from MLP Interests [1]	Distributions Paid to GP [1] / Total Distributions Paid by MLP	Increase In GP Cash Flow Based on a 10% Dist. Increase at the MLP [1]	Value of GP Ownership [2] / Cash Flow From GP Ownership [2]
Alliance Holdings GP, L.P.	$15.94	$27.60	$954.2	$1,031.2	$1.61	$2.86	10.1%	10.4%	$99.1	62.2%	15.1%	9.6x
Atlas Pipeline Holdings, L.P.	$1.55	$4.03	42.9	191.7	0.24	1.52	15.5%	37.7%	9.7	13.7%	10.0%	NM
Buckeye GP Holdings L.P.	$15.39	$37.50	435.5	1,823.2	1.32	3.55	8.6%	9.5%	45.3	30.6%	16.9%	9.5x
Crosstex Energy, Inc.	$1.77	$2.00	81.9	99.5	0.00	0.00	0.0%	0.0%	0.0	NA	NA	NA
Energy Transfer Equity, L.P.	$20.10	$35.20	4,480.3	5,678.8	2.04	3.58	10.1%	10.2%	557.0	61.1%	14.2%	11.5x
Enterprise GP Holdings L.P.	$21.33	$20.50	2,969.0	9,529.6	1.88	2.12	8.8%	10.3%	448.9	28.6%	15.4%	8.3x
Inergy Holdings, L.P.	$29.70	$22.96	601.3	1,188.6	2.70	2.58	9.1%	11.2%	57.4	32.3%	24.2%	11.6x
NuStar GP Holdings, LLC	$19.93	$44.52	848.0	2,474.1	1.72	4.23	8.6%	9.5%	76.2	28.9%	15.7%	11.9x
Penn Virginia GP Holdings, L.P.	$11.34	$11.16	443.1	589.9	1.52	1.88	13.4%	16.8%	63.0	51.0%	21.3%	8.3x
					Mean		9.4%	12.8%	$150.7	38.5%	16.6%	10.1x
					Median		9.1%	10.3%	$63.0	31.5%	15.6%	9.6x
In Process of Being Acquired												
Hiland Holdings GP, LP	$2.40	$7.55	$51.9	$72.0	$0.40	$1.80	16.7%	23.8%	$10.0	58.5%	10.0%	31.4x
Magellan Midstream Holdings, L.P.	$18.00	$29.44	$1,127.6	$2,015.2	$1.44	$2.84	8.0%	9.6%	$94.0	33.1%	20.2%	11.9x

1 Includes the cash flow from the ownership of L.P. and G.P. interests in the underlying MLP.

2 Excludes value of L.P. units and cash flow from L.P. units.

WACHOVIA SECURITIES

Project Double Barrel, 3/16/09 ■ 19

HLND Liquidation Analysis HLND Liquidation Analysis Assumed 2009E EBITDA Multiple (In millions, except per unit amounts) 6.0x 6.5x 7.0x 7.5x 2009E EBITDA $43.4 $43.4 $43.4 $43.4 Implied Liquidation Price $260.3 $282.0 $303.7 $325.4 Less: Projected Net Debt @ 6/30/09 1 (260.1) (260.1) (260.1) (260.1) Proceeds to Unitholders $0.3 $21.9 $43.6 $65.3 Proceeds per HLND Common Unit 2 $0.03 $2.93 $5.82 $8.71 Proceeds per HLND Subordinated Unit $0.00 $0.00 $0.00 $0.00 Total Value to HPGP $0.1 $10.3 $20.4 $30.6 Per HPGP Unit $0.01 $0.48 $0.95 $1.42 GP Share $0.0 $0.4 $0.9 $1.3 HPGP Common Units 2 0.1 9.8 19.6 29.3 HPGP Subordinated Units 0.0 0.0 0.0 0.0 Public Common Unitholders 0.1 11.7 23.2 34.8 Total $0.3 $21.9 $43.6 $65.3 1 Based on 2/20 strip prices, no growth CapEx after February 2009, no Compression Services after June 2009 and status quo existence (no rights offering, equity infusion, GP collapse or take private). 2 Assumes conversion of 1,020,000 subordinated units in May 2009. Project Double Barrel, 3/16/09 20

Returns Sensitivity Analysis 5-Year Equity IRR – Strip Case Unit Price Exchange % Prem/(Disc) 1 Purchase Market TEV / 2009E 2013 Trailing EBITDA Exit Multiple HLND HPGP Ratio HLND HPGP Price Cap TEV EBITDA 7.0x 7.5x 8.0x 8.5x 9.0x 9.5x 10.0x $5.00 $1.00 0.20x (33.8%) (58.5%) $28.3 $41.4 $298.2 6.9x 13.5% 16.4% 19.1% 21.5% 23.7% 25.8% 27.8% $6.00 $1.20 0.20x (20.5%) (50.2%) $33.9 $49.7 $306.5 7.1x 11.3% 14.1% 16.7% 19.1% 21.3% 23.4% 25.3% $7.00 $1.40 0.20x (7.3%) (41.9%) $39.6 $58.0 $314.7 7.3x 9.3% 12.1% 14.6% 17.0% 19.1% 21.1% 23.0% $8.00 $1.60 0.20x 6.0% (33.6%) $45.2 $66.3 $323.0 7.4x 7.5% 10.2% 12.7% 15.0% 17.2% 19.1% 21.0% $9.50 $3.20 0.34x 25.8% 32.8% $64.7 $106.8 $363.5 8.4x 0.6% 3.2% 5.5% 7.7% 9.7% 11.5% 13.3% 1 Based on March 13, 2009 closing price of $7.55 and $2.41 for HLND and HPGP, respectively 5-Year Equity IRR – Upside Case Unit Price Exchange % Prem/(Disc) 1 Purchase Market TEV / 2009E 2013 Trailing EBITDA Exit Multiple HLND HPGP Ratio HLND HPGP Price Cap TEV EBITDA 7.0x 7.5x 8.0x 8.5x 9.0x 9.5x 10.0x $5.00 $1.00 0.20x (33.8%) (58.5%) $28.3 $41.4 $298.2 6.3x 34.6% 37.0% 39.3% 41.4% 43.3% 45.2% 46.9% $6.00 $1.20 0.20x (20.5%) (50.2%) $33.9 $49.7 $306.5 6.5x 31.1% 33.6% 35.8% 37.9% 39.8% 41.6% 43.4% $7.00 $1.40 0.20x (7.3%) (41.9%) $39.6 $58.0 $314.7 6.7x 28.1% 30.5% 32.7% 34.8% 36.7% 38.5% 40.2% $8.00 $1.60 0.20x 6.0% (33.6%) $45.2 $66.3 $323.0 6.9x 25.5% 27.8% 30.0% 32.1% 34.0% 35.7% 37.4% $9.50 $3.20 0.34x 25.8% 32.8% $64.7 $106.8 $363.5 7.7x 15.6% 17.9% 20.0% 21.9% 23.8% 25.5% 27.1% 1 Based on March 13, 2009 closing price of $7.55 and $2.41 for HLND and HPGP, respectively Project Double Barrel, 3/16/09 21

Sources and Uses, Capitalization and Credit Metrics – Strip Case

Sources and Uses

($ in Millions)

Sources		Uses	
New Equity (Cash to Delever)	$37.8	Partial Repayment of Debt	$37.8
New Equity (Cash to HLND & HPGP)	39.6	Purchase of Public Equity	39.6
Revolver	3.0	Fees and Expenses	3.0
Total Sources	$80.4	Total Uses	$80.4

Pro Forma Capitalization

($ in Millions)	Pro Forma Capitalization $	Pro Forma Capitalization %	Cumulative PF 12/31/2009 Leverage [1]	Cumulative PF 12/31/2010 Leverage [2]
Revolver	$222.0	69.5%		
Total Senior Secured Debt	222.0	69.5%	5.0x	5.2x
Capital Leases	4.6	1.4%		
Total Debt	226.5	70.9%	5.1x	5.3x
Equity	92.8	29.1%		
Total Capitalization	$319.3	100.0%	7.2x	7.5x
[1] Based on Pro Forma 12/31/09 Adjusted EBITDA of:			$44.4	
[2] Based on Pro Forma 12/31/10 Adjusted EBITDA of:				$42.4

Credit Metrics[1]

($ in Millions)	2008	2009	2010	2011	2012	2013
		Projected				
Revenue	$387.7	$240.8	$295.7	$313.2	$324.8	$332.2
% Growth	n/a	(37.9%)	22.8%	5.9%	3.7%	2.3%
EBITDA	$68.0	$44.4	$42.4	$36.6	$38.6	$40.2
% Margin	17.5%	18.4%	14.3%	11.7%	11.9%	12.1%
Less: Working Capital Usage		($3.2)	($0.1)	($0.4)	$0.2	$0.2
Less: Total Cash Interest Expense		13.7	12.4	12.7	12.6	12.8
Less: Maintenance Capital Expenditures		7.6	8.6	8.6	8.6	8.6
Less: Expansion Capital Expenditures		6.6	0.0	0.0	0.0	0.0
Free Cash Flow Before Debt Repayment		$19.7	$21.4	$15.8	$17.2	$18.6
Less: Capital Lease Payments		0.3	0.3	0.3	0.3	0.3
Excess Cash Flow Available for Debt Sweep, Incremental CapEx or Dividends		$19.5	$21.2	$15.5	$16.9	$18.3
Revolver (Repayments)/Borrowings		($19.5)	($21.2)	($15.5)	($14.8)	$6.6
Equity (Infusion)/Dividend	($37.8)	$0.0	$0.0	$0.0	$2.1	$25.0
Cash Balance (End of Year)	$1.3	$1.3	$1.3	$1.3	$1.3	$1.3
Senior Secured Debt Balance (End of Year)	$256.8	$202.5	$181.3	$165.8	$151.0	$157.6
Total Debt Balance (End of Year)	$261.0	$206.8	$185.4	$169.5	$154.5	$160.9
Leverage Statistics						
Senior Secured Debt / EBITDA	3.8x	4.6x	4.3x	4.5x	3.9x	3.9x
Total Debt / EBITDA	3.8x	4.7x	4.4x	4.6x	4.0x	4.0x
EBITDA / Interest Expense	4.9x	3.2x	3.4x	2.9x	3.1x	3.1x

[1] Assumes 12/31/08 close

WACHOVIA SECURITIES

Project Double Barrel, 3/16/09 ■ 22

Sources and Uses, Capitalization and Credit Metrics – Upside Case

Sources and Uses

($ in Millions)

Sources		Uses	
New Equity (Cash to Deleveř)	$37.8	Partial Repayment of Debt	$37.8
New Equity (Cash to HLND & HPGP)	39.6	Purchase of Public Equity	39.6
Revolver	3.0	Fees and Expenses	3.0
Total Sources	$80.4	Total Uses	$80.4

Pro Forma Capitalization

($ in Millions)	Pro Forma Capitalization $	Pro Forma Capitalization %	Cumulative PF 12/31/2009 Leverage [1]	Cumulative PF 12/31/2010 Leverage [2]
Revolver	$222.0	69.5%		
Total Senior Secured Debt	222.0	69.5%	4.6x	3.8x
Capital Leases	4.6	1.4%		
Total Debt	226.5	70.9%	4.7x	3.9x
Equity	92.8	29.1%		
Total Capitalization	$319.3	100.0%	6.6x	5.5x

[1] Based on Pro Forma 12/31/09 Adjusted EBITDA of: $48.0

[2] Based on Pro Forma 12/31/10 Adjusted EBITDA of: $57.7

Credit Metrics[1]

($ in Millions)	2008	2009	2010	2011	2012	2013
		Projected				
Revenue	$387.7	$258.1	$332.7	$345.1	$367.8	$367.1
% Growth	n/a	(33.4%)	28.9%	3.7%	6.6%	(0.2%)
EBITDA	$68.0	$48.0	$57.7	$47.9	$51.6	$50.5
% Margin	17.5%	18.6%	17.3%	13.9%	14.0%	13.8%
Less: Working Capital Usage		($2.9)	$0.9	($0.7)	$0.4	($0.0)
Less: Total Cash Interest Expense		13.6	13.3	14.5	15.3	16.4
Less: Maintenance Capital Expenditures		7.6	8.6	8.6	8.6	8.6
Less: Expansion Capital Expenditures		6.6	0.0	0.0	0.0	0.0
Free Cash Flow Before Debt Repayment		$23.2	$34.9	$25.6	$27.3	$25.6
Less: Capital Lease Payments		0.3	0.3	0.3	0.3	0.3
Excess Cash Flow Available for Debt Sweep, Incremental CapEx or Dividends		$22.9	$34.7	$25.4	$27.0	$25.3
Revolver (Repayments)/Borrowings		($22.9)	$14.3	($25.4)	$14.9	($4.0)
Equity (Infusion)/Dividend	($37.8)	$0.0	$49.0	$0.0	$42.0	$21.3
Cash Balance (End of Year)	$1.3	$1.3	$1.3	$1.3	$1.3	$1.3
Senior Secured Debt Balance (End of Year)	$256.8	$199.0	$213.3	$188.0	$202.9	$198.9
Total Debt Balance (End of Year)	$261.0	$203.3	$217.4	$191.8	$206.4	$202.2
Leverage Statistics						
Senior Secured Debt / EBITDA	3.8x	4.1x	3.7x	3.9x	3.9x	3.9x
Total Debt / EBITDA	3.8x	4.2x	3.8x	4.0x	4.0x	4.0x
EBITDA / Interest Expense	4.9x	3.5x	4.3x	3.3x	3.4x	3.1x

[1] Assumes 12/31/08 close

Wachovia Securities

Project Double Barrel, 3/16/09 ■ 23